AEMETIS

Investor News & Views

December 15, 2015

In This Issue Link:

California Energy Commission Low Carbon Fuel Standard Report

Aemetis Related Links:

Our Company

Corporate Presentation

Stock Information

BioDiesel News Link:

Feedstock Tax Barrier Removed by India Government Allowing Rapid Expansion of Biodiesel

Jet Fuel News Link:

Aviation and Greenhouse Gas Reductions: A Role for Renewable Jet Fuels

Contact Us:

Satya Chillara, V.P.,
Corporate Development

schillara@aemetis.com

California Low Carbon Fuel Standard (LCFS) benefits Aemetis

The Low Carbon Fuel Standard (LCFS) is an integral part of the overall strategy to reduce greenhouse gas (GHG) emissions in California. The LCFS requires a 10 percent reduction by 2020 in the "carbon intensity" of transportation fuels (such as gasoline and diesel fuel) sold in California. After about two years of delay caused by litigation, the California LCFS program was re-adopted in September 2015. The price of a ton of carbon under the LCFS has rapidly increased from about $20 per ton of CO_2 to more than $115/ton, an increase of more than 500% in less than a year.

Aemetis benefits from this rise in the carbon market, since biofuels reduce carbon emissions and produce carbon credits. Oil refineries and other large producers of CO_2 (obligated parties) are required to lower their carbon emissions and/or purchase carbon credits. A strong California carbon market translates into higher premiums paid for Aemetis' low carbon biofuel. The rapid rise in the LCFS value provides significant value for the further reduction of carbon intensity by Aemetis through the adoption of lower-carbon feedstocks, new technologies, and production process improvements.

Aemetis has and will continue to process lower carbon biofuels by using lower carbon inputs and by implementing next-generation technologies at its Keyes, California biorefinery.

As shown in the chart below, biofuels contribute more than 80% of the transportation carbon reduction in the State of California under the LCFS.

Bottom line for Aemetis: Increased profitability


Natural Gas
10.3%
Electricity
1.6%
Renewable Diesel
14.0%
Ethanol
61.7%
Biodiesel
12.5%
Sources of credits through Q1 2014

Source: California Air Resources Board

India Plant Update (50MGY)



Bottom line for Aemetis: Increased market opportunity.

At the recent Paris climate change conference, Prime Minister Modi of India put forward an ambitious goal of 40% renewable fuels by year 2030, up from 1% in 2015. At current volumes, about 10 billion gallons per year of biodiesel would be required to meet this goal. **Aemetis has about a 20% market share in the biodiesel market in India.**

Ethanol Plant Update (60MGY)



Bottom line for Aemetis: we expect profitability to improve throughout 2016.

US EPA, after a delay of two years, released final Renewable Fuel Standard (RFS) for 2014, 2015 and 2016. With uncertainty about the RFS lifted and an upside to June preliminary RFS numbers, we believe the corn ethanol industry will achieve 2016 supply - demand balance.

Safe Harbor Statement

This newsletter contains forward-looking statements, including statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events or other statements that are not historical facts. Forward-looking statements in this news release include, without limitation, statements regarding our growth opportunities, expectations for improved profitability, expectations regarding an increased market opportunity in India, expectations regarding the potential impact of the LCFS and rising price of carbon on our business, the potential impact of India's goal to increase renewable fuel use on our business and the potential impact of the EPA's release of the Renewable Fuel Standard for 2014, 2015 and 2016 on our business. These forward-looking statements are based on current assumptions and predictions and are subject to numerous risks and uncertainties. Actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain factors, including, without limitation, competition in the ethanol and other industries in which we operate, commodity market risks including those that may result from current weather conditions, financial market risks, counter-party risks, risks associated with changes to federal policy or regulation, risks associated with the conversion of the Keyes plant to the use of sorghum for ethanol production; and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014, and in our subsequent filings with the SEC. We are not obligated, and do not intend, to update any of these forward-looking statements at any time unless an update is required by applicable securities laws.